Exhibit 4.2

           BUSINESS RECORDS CORPORATION HOLDING COMPANY


               Non-Qualified Stock Option Agreement
                              Under
        1995 Stock Option Plan for Non-Employee Directors


     Business Records Corporation Holding Company, a Delaware corporation (the "Company"), hereby grants this ______________, 19___, to ____________________, a member of the Board of Directors of the Company (the "Optionee"), an option to purchase a maximum of ______________ shares of Common Stock, $0.10 par value, (the "Option Shares"), at the price of $_____ per share, on the following terms and conditions.

     1. Definitions. Capitalized terms in this Agreement, unless specifically defined herein, shall have the meanings assigned such terms in the Company's 1995 Stock Option Plan for Non-Employee Directors.

     2. Grant Under 1995 Stock Option Plan. This option is granted pursuant to and is governed by the Plan and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. The Plan is incorporated herein by reference, made a part hereof and shall control unless provisions hereof specifically alter any term thereof. Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as administered by the Committee.

     3. Term. The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall expire on the tenth (10th) anniversary of the date of this Agreement, unless such Option shall theretofore have been terminated in accordance with the terms hereof or of the Plan.

     4. Grant as Nonincentive Stock Option; Other Options. This Option shall be treated for federal income tax purposes as a Nonincentive Stock Option (rather than an incentive stock option). This Option may be in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall, nonetheless, not effect the grant of another option.

     5. Vesting. Subject to the Plan and to the provisions of Sections 6 and 7 below, this Option may be exercised, in whole or in part, as to any Vested Shares. As used herein, "Vested Shares" shall mean, at any time, the number of vested shares determined in accordance with Sections 3(c) and 14 of the Plan as of such time. For convenience, but without modifying the Plan, the vesting schedule of this Option is set forth on Exhibit "A" hereto.

     6. Termination of Relationship. Except as provided in Section 7, in the event the Optionee shall cease to be a member of the Board of Directors of the Company, the Option, to the extent not theretofore exercised, shall terminate after the passage of thirty (30) days from the date of such termination regardless of the reason therefor, but in no event shall Optionee be permitted to exercise said Option after the expiration of the Option Term.

     7. Death of Optionee. In the event of the death of the Optionee, the Option may be exercised with respect to any or all Vested Shares not theretofore purchased upon prior exercise of the Option, at any time within a period of one (1) year after the death of the Optionee (except that in the event of the death of the Optionee during the thirty (30) day period referenced in Section 6 above, the Option exercise period shall be decreased to one hundred eighty (180) days after the date that said Optionee dies), but in no event shall the Option be exercised after the expiration of the Option Term by the estate, legatee, distributee or beneficiary of the Optionee or any of their respective legal representatives to the same extent as the Option could have been exercised on the date of death of the Optionee by the Optionee.

     8. Partial Exercise. Exercise of this Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     9. Payment of Price. The option price is payable in United States dollars and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price, together with any amounts that the Company shall be required to withhold in respect of taxes or similar amounts. The Company shall promptly upon request therefor (which request shall not constitute an exercise of this Option), notify the Optionee of amounts which the Company expects to withhold with respect to any contemplated exercise hereof.

     10. Payment of Taxes. In connection with any exercise hereunder, the Optionee shall deliver, or cause to be delivered pursuant to Section 9, to the Company, in cash, an amount equal to any federal income or other tax required to be withheld by the Company with respect to such exercise.

     11. Agreement to Purchase for Investment. By acceptance of this Option, the Optionee agrees that a purchase of Shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the Shares so purchased may be inscribed with a legend to ensure compliance with that Act.

     12. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise this Option and the number of Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option. The certificate or certificates for the Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option. In the event this Option shall be exercised, pursuant to Section 6 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option. All Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and non-assessable.

     13. Option Not Transferable. Except as may be provided otherwise herein, the Option may not be transferred, pledged, assigned or hypothecated in any way by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and so long as the Optionee shall live, such Option may be exercised only by the Optionee or his or her guardian or legal representative. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

     14. No Obligation to Exercise Option. The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.

     15. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to Shares subject to this Agreement until a stock certificate therefore has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     16. Capital Changes and Business Successions. It is a purpose of this Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains provisions designed to preserve options at full value in a number of contingencies including circumstances described in the Plan as resulting in a Change of Control. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     17. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

     IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.



_____________________              BUSINESS RECORDS CORPORATION
Signature of Optionee              HOLDING COMPANY


_____________________         By:________________________________
Full Name of Optionee         Name:______________________________
                              Title:_____________________________
_____________________
_____________________
_____________________
Address